Index supplement to the prospectus dated April 13, 2023, the prospectus supplement dated April 13, 2023, the prospectus addendum dated June 3, 2024, the product supplement no. 4 - I dated April 13, 2023 and the underlying supplement no. 6 - I dated April 13, 2023 Please refer to the “Selected Risks” and “Disclaimer” on the following page . Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from July 7 , 1954 through December 21 , 2020 and the actual performance of the Index from December 22 , 2020 through March 31 , 2026 . Please see “Use of hypothetical backtested returns” at the end of this presentation for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns . Except as noted above and in the section entitled “Use of hypothetical backtested returns” at the end of this document, the hypothetical monthly and annual returns set forth above were determined using the methodology currently used to calculate the Index . PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Investing in the notes linked to the Index involves a number of risks . See “Selected Risks” on page 3 of this document, “Risk Factors” in the prospectus supplement and the relevant product supplement and underlying supplement and “Selected Risk Considerations” in the relevant pricing supplement . Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement or prospectus . Any representation to the contrary is a criminal otfense . The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank . Registration Statement Nos. 333 - 270004 and 333 - 270004 - 01 Dated April 8, 2026 Rule 424(b)(3) APRIL 2026 J.P. Morgan Kronos+ SM Index Hypothetical and Actual Historical Monthly and Annual Returns  Backtested  Actual Year Dec Nov Oct Sep Aug Jul Jun May Apr Mar Feb Jan 22.09% 8.28% 7.86% - 3.51% 9.79% - 3.15% 1.89% 1954 30.28% - 0.54% 8.52% - 8.74% 5.90% - 2.49% 6.02% 11.40% - 1.56% 7.59% 0.57% 1.66% 0.16% 1955 25.91% 7.06% 0.55% 0.93% - 5.11% - 4.71% 7.92% 4.53% - 5.93% 1.67% 11.80% 6.13% 0.11% 1956 1.75% - 3.48% 5.87% 4.60% - 6.09% - 5.33% 4.23% - 1.83% 7.10% 5.47% 4.58% - 8.22% - 3.49% 1957 49.12% 4.22% 4.71% 3.25% 3.90% - 0.01% 6.56% 3.02% 1.25% - 0.93% 8.18% - 0.14% 7.10% 1958 22.48% 3.95% 2.33% 3.61% - 1.13% - 0.60% 3.20% - 1.06% 0.94% 8.18% 1.70% - 1.77% 1.51% 1959 - 4.66% 4.44% 6.81% - 3.60% - 6.43% 2.69% - 0.48% 2.96% 3.08% 1.88% - 5.59% 0.27% - 9.44% 1960 43.21% 0.40% 6.01% 4.15% - 0.98% 5.67% 2.91% - 1.09% 5.16% - 1.24% 6.30% 2.83% 6.84% 1961 - 13.29% 3.03% 12.39% 2.38% - 5.99% 4.27% 8.15% - 7.51% - 12.18% - 13.06% - 0.71% 4.05% - 5.44% 1962 24.85% 2.24% - 3.66% 1.42% 0.40% 6.51% 4.37% - 3.61% 0.73% 6.31% 3.21% - 0.60% 5.73% 1963 17.79% - 0.75% 0.59% 1.67% 4.49% - 3.73% 4.97% - 1.91% 2.79% 3.18% 0.87% 0.58% 4.14% 1964 6.20% - 0.11% - 2.12% 2.98% 5.40% 1.40% 3.40% - 8.54% - 0.57% 4.08% - 3.48% 0.49% 3.98% 1965 - 18.97% - 0.68% - 1.84% - 0.81% - 2.24% - 5.19% 3.31% - 1.92% - 11.01% 5.39% - 6.39% 1.08% 0.55% 1966 24.48% 3.16% - 2.09% - 4.16% 5.49% - 0.86% 5.49% 3.52% - 9.44% 3.60% 6.95% 0.38% 11.78% 1967 3.76% - 7.90% 2.53% 4.23% 6.30% - 0.18% - 0.62% 2.89% 1.22% 8.48% 3.47% - 6.55% - 8.48% 1968 - 19.76% - 3.53% - 2.30% 4.64% - 6.94% 5.15% - 5.82% - 3.88% 1.20% 1.76% 1.34% - 8.70% - 3.62% 1969 - 9.53% 6.14% 10.19% 0.17% 2.71% - 0.45% 0.59% - 0.52% - 2.33% - 14.67% 3.58% 2.77% - 14.94% 1970 19.57% 14.39% 4.80% - 2.19% 2.16% 1.44% - 8.19% 0.90% - 5.92% 4.52% 4.41% - 0.66% 4.15% 1971 15.93% 2.20% 6.91% - 2.30% 0.37% 7.60% 0.15% - 5.44% - 3.30% 2.87% 2.16% 2.69% 1.75% 1972 - 13.50% 4.56% - 14.84% - 2.60% 5.70% - 2.14% 0.14% - 5.32% 6.43% - 4.55% 6.33% - 7.30% 1.55% 1973 - 44.58% - 3.53% - 8.23% 14.14% - 24.02% - 4.12% - 17.61% 1.87% 0.50% - 6.86% - 1.14% - 2.62% - 0.44% 1974 18.61% - 2.16% 0.59% 12.59% - 9.82% 0.15% - 13.40% 6.96% 3.84% 3.47% - 0.01% 11.07% 7.23% 1975 18.69% 3.51% - 5.33% - 3.20% 8.03% - 2.39% - 3.39% 5.64% - 2.08% - 0.92% 2.28% - 1.32% 18.77% 1976 - 7.70% 0.94% 0.15% - 3.16% 2.55% - 3.34% - 1.68% 6.49% 2.06% 0.93% - 0.34% - 3.03% - 8.74% 1977 - 4.21% 1.68% 0.80% - 10.90% - 2.39% 7.22% 3.45% - 2.23% 1.60% 9.13% 3.61% - 4.89% - 9.31% 1978 12.83% 2.80% 1.77% - 2.75% - 1.01% 6.43% 2.80% 4.35% - 7.21% 1.69% 7.79% - 9.24% 6.31% 1979 28.81% - 10.31% 9.99% 7.98% 10.59% 1.50% 12.33% 0.55% 1.52% 0.80% - 11.04% 0.17% 4.58% 1980 - 18.86% - 3.80% 8.63% 5.72% - 6.28% - 11.36% 0.25% - 4.09% - 3.20% - 6.82% 4.24% 4.99% - 6.85% 1981 15.32% 1.00% 10.07% 21.75% 2.14% 1.98% - 0.42% - 0.42% - 6.17% 7.29% - 8.60% - 8.23% - 2.32% 1982 32.70% 0.67% 1.01% 0.24% 5.71% 0.18% - 1.78% 10.42% - 2.74% 8.02% 7.64% - 1.09% 1.35% 1983 6.16% 1.07% - 0.06% 0.65% - 2.75% 18.85% 0.76% 7.12% - 11.07% - 0.34% - 0.80% - 4.83% 0.04% 1984 33.58% 4.79% 7.33% 5.14% - 5.53% - 1.88% 0.97% 3.54% 9.04% - 2.71% 1.45% 1.50% 6.71% 1985 13.87% - 0.41% 7.80% 6.37% - 12.28% 7.44% - 10.72% 2.87% 2.43% - 3.54% 3.68% 7.81% 4.30% 1986 73.35% 3.72% - 13.14% 8.78% - 3.80% 7.10% 3.13% 8.88% 4.30% 3.79% 9.50% 5.54% 22.22% 1987 51.74% 3.76% 0.40% 5.98% 6.02% - 1.17% 1.12% 5.19% 4.37% 0.16% 0.57% 4.26% 12.50% 1988 23.89% 2.94% 0.42% - 3.10% - 1.73% 1.11% 9.64% - 2.30% 4.84% 5.57% 5.47% - 5.03% 4.83% 1989 - 1.80% 4.96% 8.28% - 0.28% - 2.50% - 8.59% - 3.61% - 3.72% 11.96% - 6.98% 4.36% 1.84% - 5.35% 1990 8.02% 5.23% - 8.98% - 0.02% - 3.30% - 2.39% 4.42% - 8.50% 6.74% - 0.28% 6.88% 12.63% - 2.38% 1991 - 3.67% 3.48% 2.87% - 3.02% 2.23% - 5.20% 0.57% - 0.06% 0.34% 2.41% - 5.40% 0.51% - 1.94% 1992 2.87% 1.79% - 2.28% 3.98% - 2.82% 2.57% - 2.18% 0.91% - 0.06% - 4.48% 1.60% 5.48% - 1.19% 1993 - 15.20% - 0.85% - 8.71% 0.09% - 3.00% 0.84% 2.42% - 5.85% 1.57% 3.80% - 2.03% - 6.04% 2.26% 1994 39.31% 0.53% 5.42% - 0.39% 6.84% - 0.20% 2.62% 5.29% 3.66% 3.74% 1.38% 4.45% 0.59% 1995 30.38% - 7.81% 9.37% 6.48% 6.55% 7.10% - 5.59% 0.87% 2.71% 3.26% 0.19% - 0.92% 6.14% 1996 41.06% 3.20% 5.59% 0.73% 10.73% - 9.59% 8.58% 3.46% 8.08% 5.43% - 7.05% - 1.46% 9.49% 1997

APRIL 2026 | J.P. Morgan Kronos+ SM Index Please refer to the “Selected Risks” and “Disclaimer” on the following page . Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index from July 7 , 1954 through December 21 , 2020 and the actual performance of the Index from December 22 , 2020 through March 31 , 2026 . Please see “Use of hypothetical backtested returns” at the end of this presentation for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns . Except as noted above and in the section entitled “Use of hypothetical backtested returns” at the end of this document, the hypothetical monthly and annual returns set forth above were determined using the methodology currently used to calculate the Index . PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Investing in the notes linked to the Index involves a number of risks . See “Selected Risks” on page 3 of this document, “Risk Factors” in the prospectus supplement and the relevant product supplement and underlying supplement and “Selected Risk Considerations” in the relevant pricing supplement . Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement or prospectus . Any representation to the contrary is a criminal otfense . The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank . Year Dec Nov Oct Sep Aug Jul Jun May Apr Mar Feb Jan 0.15% 0.11% 10.41% - 1.24% 7.56% - 26.57% 2.29% 0.10% - 4.36% 7.54% 4.77% 9.44% - 3.81% 1998 18.02% 5.23% 2.18% 13.69% - 3.00% - 2.09% - 1.11% 4.03% - 2.34% 2.37% - 0.15% - 8.02% 7.62% 1999 - 1.81% 2.84% - 7.52% - 1.89% - 4.89% 9.07% - 0.18% 5.83% - 8.90% - 3.47% 20.52% 5.02% - 13.72% 2000 13.97% 1.81% 15.12% 4.34% - 4.70% - 11.04% - 0.50% 1.18% 10.00% 10.20% 0.20% - 10.44% 0.37% 2001 - 0.97% - 11.65% 8.09% 10.29% - 12.59% 5.87% 13.92% - 8.44% - 0.98% - 9.09% 9.82% - 3.48% 2.10% 2002 29.64% 6.13% 1.08% 7.38% 1.92% 0.89% 2.13% 1.70% 1.09% 12.28% 1.06% - 1.23% - 7.00% 2003 24.87% 3.43% 5.60% 5.08% 2.12% - 2.30% - 3.88% 1.80% 4.35% - 2.30% 3.33% - 0.24% 6.03% 2004 16.90% 0.69% 6.46% - 4.66% 2.90% - 0.90% 3.15% 2.37% 5.28% 1.42% - 1.10% 1.52% - 0.91% 2005 19.45% 2.51% 3.36% 5.22% 0.73% 2.23% 0.83% - 0.08% - 0.25% 2.47% 1.21% - 2.19% 2.07% 2006 16.79% 1.38% 0.95% 2.00% 1.30% 0.72% 3.33% - 6.42% 6.78% 5.81% - 0.36% 0.07% 0.65% 2007 - 53.92% - 6.74% - 3.96% - 19.81% - 14.75% 1.58% - 7.83% - 9.01% 4.99% 2.71% - 8.54% - 8.56% - 2.04% 2008 49.67% 2.47% 6.75% 4.71% 5.06% 7.40% 7.72% - 2.67% 12.09% 11.52% 6.45% - 15.65% - 1.61% 2009 45.44% 10.61% 5.30% 6.40% 13.69% - 6.71% 11.04% - 6.07% - 7.78% 4.05% 8.23% 0.79% 1.34% 2010 20.60% 1.08% 9.36% 8.63% - 6.36% - 3.38% 2.50% - 3.29% - 2.41% 5.30% 0.23% 6.76% 1.85% 2011 23.81% 0.83% 2.25% 0.73% 6.37% 3.39% - 2.92% 2.15% - 7.75% 1.48% 1.42% 6.91% 7.70% 2012 58.28% - 2.24% 3.67% 6.19% 4.78% - 1.19% 8.19% 3.95% 4.68% 2.56% 4.96% 3.77% 8.03% 2013 2.84% - 5.90% 2.99% 3.85% - 1.08% 0.74% 0.15% 4.10% 2.33% - 1.83% 1.70% 3.44% - 6.92% 2014 8.12% - 0.05% 2.32% 11.09% - 7.09% 2.56% 1.54% - 2.95% 2.25% 0.64% - 1.37% 8.50% - 7.97% 2015 11.30% 2.63% 1.96% - 3.61% - 0.49% - 0.15% 4.06% 1.47% 2.81% - 1.20% 11.75% - 3.60% - 3.88% 2016 27.52% 1.03% 2.37% 3.00% 1.59% 2.84% 2.18% 1.39% 1.70% 0.45% 1.38% 4.76% 1.93% 2017 13.22% - 5.33% 8.69% - 6.85% 0.63% 2.71% 4.49% 4.23% 4.79% 2.51% - 0.52% - 10.54% 9.78% 2018 35.14% 2.38% 4.54% - 0.30% 3.40% - 5.13% 1.65% 12.78% - 10.79% 4.35% 4.49% 4.85% 10.41% 2019 100.70% 4.68% 15.65% - 0.03% - 1.23% 7.97% 7.96% 7.50% 2.76% 12.43% 15.04% - 1.79% 2.66% 2020 42.26% 4.21% 2.53% 11.44% - 5.00% 3.64% 0.16% 1.17% 2.81% 7.23% 0.83% 4.87% 2.72% 2021 - 37.08% - 15.24% 0.99% 9.93% - 12.49% - 5.51% 11.93% - 8.85% 9.19% - 15.88% - 5.84% 0.01% - 8.36% 2022 32.11% 4.12% 13.92% - 0.14% - 7.54% - 2.00% 1.68% 9.49% - 4.67% 2.59% 8.62% - 2.65% 6.91% 2023 10.58% - 4.94% 6.00% - 1.27% - 2.00% - 6.59% 2.68% 4.17% 9.65% - 5.18% 3.00% 5.72% 0.26% 2024 2.08% 0.40% - 0.12% - 0.59% 5.81% 0.15% 3.22% 2.16% 7.30% - 2.40% - 12.80% - 0.61% 0.96% 2025 - 8.51% - 4.92% - 2.68% - 1.13% 2026

APRIL 2026 | J.P. Morgan Kronos+ SM Index Selected Risks  Our affiliate, J.P. Morgan Securities LLC (“JPMS”), is the sponsor and calculation agent of the Index and may adjust the Index in a way that atfects its level.  The level of the Index will include the deduction of a fee of 0.95% per annum and, in some circumstances, a notional financing cost based on the Etfective Federal Funds Rate.  JPMorgan Chase & Co. is currently one of the companies that make up the Constituent.  There are risks associated with the Index’s turn - of - month strategy.  There are risks associated with the Index’s option expiry momentum strategy.  There are risks associated with the Index’s mean reversion strategy.  The Index’s strategies are applied during only a portion of each month.  The Index may be adversely atfected by an overlap between its turn - of - the - month strategy and its month - end mean reversion strategy.  The Index may be uninvested in the Constituent.  The Constituent of the Index may be replaced by a substitute index in certain extraordinary events.  The notional cash return will be negatively atfected if the underlying interest rate is negative.  The Index, which was established on December 22, 2020, has a limited operating history and may perform in unanticipated ways.  The Index comprises notional assets and liabilities. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.  The Index may not be successful or outperform any alternative strategy that may be employed of the Constituents.  The Etfective Federal Funds Rate is atfected by a number of factors and may be volatile.  The method pursuant to which the Etfective Federal Funds Rate is determined may change, and any such change may adversely atfect the value of notes linked to the Index. The risks identified above are not exhaustive. You should also review carefully the related “Risk Factors” section in the prospectus supplement and the relevant product supplement and underlying supplement and the “Selected Risk Considerations” in the relevant pricing supplement. Disclaimer Important Information The information contained in this document is for discussion purposes only . Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved . All information herein is subject to change without notice, however, J . P . Morgan undertakes no duty to update this information . In the event of any inconsistency between the information presented herein and any otfering document, the otfering document shall govern . Use of hypothetical backtested returns Any backtested historical performance and weighting information included herein is hypothetical . The constituent may not have traded in the manner shown in the hypothetical backtest of the Index included herein, and no representation is being made that the Index will achieve similar performance . There are frequently significant ditferences between hypothetical backtested performance and actual subsequent performance . The results obtained from backtesting information should not be considered indicative of the actual results that might be obtained from an investment in notes referencing the Index . J . P . Morgan provides no assurance or guarantee that notes linked to the Index will operate or would have operated in the past in a manner consistent with these materials . The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations . Alternative simulations, techniques, modeling or assumptions might produce significantly ditferent results and prove to be more appropriate . Actual results will vary, perhaps materially, from the hypothetical backtested returns and allocations presented in this document . HISTORICAL AND BACKTESTED PERFORMANCE AND ALLOCATIONS ARE NOT INDICATIVE OF FUTURE RESULTS . Investment suitability must be determined individually for each investor, and investments linked to the Index may not be suitable for all investors . This material is not a product of J . P . Morgan Research Departments . Copyright © 2026 JPMorgan Chase & Co . All rights reserved . For additional regulatory disclosures, please consult : www . jpmorgan . com/disclosures . Information contained on this website is not incorporated by reference in, and should not be considered part of, this document . This monthly update document replaces and supersedes all prior written materials of this type previously provided with respect to the Index .